EXHIBIT 10.4
Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Restricted Stock Agreements are substantially identical in all material respects except as to the grantee and the number of shares.

Grantee:	Number of Shares:
George L. Ball	5,000
Clarence A. Davis	5,000
Michael C. James	5,000
David N. Jordan	5,000
Nina R. Mitchell	5,000
Thodore Petroulas	5,000
Daryl Silzer	5,000

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of this 1st day of February 2007 (the “Effective Date”) between Nestor, Inc., a Delaware corporation (the “Company”), and Clarence A. Davis (the “Director”).

R E C I T A L S

A. The Company believes it to be in the best interests of the Company and its stockholders to take action to promote the stability of its Board of Directors and otherwise align the interests of the members of the Board of Directors with those of the Company; and

B. Accordingly the Company has determined to issue restricted shares of stock in accordance with the provisions of this Agreement and the 2004 Stock Incentive Plan of the Company (the “Plan”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Restricted Stock.

Pursuant to the provisions of the Plan, and subject to the terms and conditions of the Plan and the terms and conditions herein, upon execution of this Agreement (the “Grant Date”), the Company will issue to the Director 5,000 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) in consideration of the Director’s services to the Company for the term ending at the 2007 annual meeting of stockholders. All of such Common Stock issued to the Director hereby is referred to herein as “Restricted Stock”. The Restricted Stock will also include equity interests of the Company issued with respect to the Restricted Stock by way of an equity split, dividend of equity or other recapitalization. To secure the restrictions on the Restricted Stock, the Company will retain possession of the certificates representing the Restricted Stock, together with executed stock powers in blank, and will provide the Director with copies thereof.

2. Vesting of Restricted Stock.

All of the Restricted Stock is non-vested and forfeitable as of the Grant Date. The Restricted Stock granted hereunder will be deemed “vested” on earlier of (i) the date of the annual meeting of the stockholders of the Company in 2007 or (ii) December 31, 2007.

3. Forfeiture of Restricted Stock.

If the Director’s service with the Company ceases for any reason, all Restricted Stock that is not then vested and non-forfeitable will be immediately forfeited to the Company upon such cessation for no consideration.

4. Non-Transferability; Legend.

Until the Restricted Stock becomes vested and non-forfeitable, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

The certificates representing the Restricted Stock will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OTHER TERMS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF JULY 3, 2006, BETWEEN THE COMPANY AND THE OTHER SIGNATORY THERETO. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

5. Rights as Stockholder.

Except as otherwise provided in this Agreement with respect to the non-vested and forfeitable Restricted Stock, the Director is entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Stock and receive dividends and/or other distributions declared on the Restricted Stock.

6. General Provisions.

(a) Severability. The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any other clauses of this Agreement. If any one or more provisions of this Agreement is held to be invalid or unenforceable for any reason, including due to being overbroad in scope activity, subject or otherwise: (i) this Agreement shall be considered divisible; (ii) such provision shall be deemed inoperative to the extent it is deemed invalid or unenforceable; and (iii) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision maybe made valid or enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be valid and/or enforceable to the maximum extent permitted by applicable law.

(b) Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding of the parties hereto concerning the subject matter hereof and from and after the date of this Agreement, this Agreement shall supersede any other prior negotiations, discussions, writings, agreements or understandings, both written and oral, between the parties with respect to such subject matter.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns.

(i)
This Agreement is personal to the Director and without the prior written consent of the Company shall not be assignable by the Director. This Agreement shall inure to the benefit of and shall be enforceable by the Director and the Director’s legal representatives.

(ii)	This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(iii)
Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Rhode Island or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Rhode Island.

(f) Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys’ fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Director and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:

Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02906
Attention: President

With a copy to:

Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02906
Attention: General Counsel

If to the Director, to:

Clarence A. Davis
7 Hibernia Road
Savannah, GA  31411

(i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

NESTOR, INC.

By: /s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

DIRECTOR

By: /s/ Clarence A. Davis
Clarence A. Davis